Exhibit 32.1

MUNICIPAL MORTGAGE & EQUITY, LLC

 CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the “Company”), on Form 10-Q for the period ended March  31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa Roberts , Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2012

/s/ Michael L. Falcone
Michael L. Falcone
Chief Executive Officer, President and Director

A signed original of this written statement required by Section 906 has been provided to Municipal Mortgage & Equity, LLC and will be retained by Municipal Mortgage & Equity, LLC and furnished to the Securities and Exchange Commission or its staff upon request.